SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  July 19, 2005

(Date of earliest event reported)

Huffy Corporation

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-5325 (Commission File No.)	31-0326270 (IRS Employer Identification Number)

225 Byers Road, Miamisburg, Ohio	45342-3614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 866-6251

N/A

(Former name or former address, if changed since last report)

Item 8.01 Other Events.

Huffy Corporation announced in a press release dated July 19, 2005 that it has filed its proposed Plan or Reorganization and related Disclosure Statement with the United States Bankruptcy Court for the Southern District of Ohio, Western Division on July 19, 2005.  Copies of the proposed Plan of Reorganization, the proposed Disclosure Statement, and the press release are attached as exhibits to this filing.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.

Description

99.1

Proposed Disclosure Statement as filed in the United States Bankruptcy Court for the Southern District of Ohio, Western Division on July 19, 2005

99.2

Proposed Plan of Reorganization as filed in the United States Bankruptcy Court for the Southern District of Ohio, Western Division on July 19, 2005

99.3

Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUFFY CORPORATION

Date: July 19, 2005	By: /s/ Nancy A. Michaud Nancy A. Michaud, Vice President- General Counsel and Secretary